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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) for the registration of 30,054 shares of its common stock and the incorporation by reference therein of our report dated November 5, 1999 with respect to the financial statements and schedule of CAM Data Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1999 filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

Orange County, California
February 25, 2000